Exhibit 1.01:

Cascade Microtech, Inc. CY2015 Conflict Minerals Report

This is the Conflict Minerals Report (“Report”) of Cascade Microtech, Inc. (“CSCD”) for the year that ended December 31, 2015 pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). The Rule requires CSCD to report on the source and origin of Conflict Minerals that are contained in the products CSCD manufactures or contracts to manufacture and that are necessary to the functionality or production of the products. “Conflict Minerals” are gold, tantalum, tin and tungsten (3TG) for the purposes of this Report. Under the Rule, if after a reasonable country of origin inquiry CSCD cannot determine that it has no reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Country”) and are not from recycled or scrap sources, CSCD must exercise due diligence on the conflict minerals’ source and chain of custody and report on the results.

This Report is not subject to an independent private sector audit as permitted by the Rule and guidance from the Securities and Exchange Commission.

Unless otherwise defined herein, capitalized terms have the meaning given to them in the Rule.

Company Overview

CSCD is a worldwide leader in the design, development, and manufacture of advanced wafer probing, thermal and reliability solutions for the electrical measurement and testing of high performance semiconductor devices. CSCD’s products enable precision on-wafer measurement of integrated circuits and are typically used in the early phases of the development of semiconductor processes where the accuracy and repeatability of measurements is critical to achieving yield from advanced process nodes. CSCD’s products are also used in production applications to test semiconductor devices prior to completion of the manufacturing process. CSCD’s engineering probe stations and analytical probes are used in research and development to perform precise electrical measurements, or electrical metrology, on increasingly complex and high-speed chips in order to assure quality and reliability, reduce costly redesigns, accelerate time-to-market and improve chip fabrication processes. CSCD’s production probe cards reduce manufacturing costs of complex and high-speed chips by identifying defective chips early in the process and by testing multiple chips concurrently.

CSCD has three manufacturing facilities, which are located in in Beaverton, Oregon, USA and Munich and Sacka, Germany.

CSCD’s supply chain is complex and diverse with vendors residing throughout the world.

Due Diligence Measures and Applicable Products

CSCD initially reviewed the products that it manufactured or contracted to manufacture in 2015 to determine which of those products contained Conflict Minerals that were necessary to the functionality or production of CSCD’s products. Based on that review, CSCD determined that all of its products (the “Applicable 3TG Products”) potentially contained Conflict Minerals and possibly were within the scope of the Rule requiring CSCD to perform reasonable country of origin inquiries and additional due diligence efforts in order to determine the source and chain of custody of the Conflict Minerals contained in the Applicable 3TG Products. A description of the measures CSCD took to exercise due diligence on the source and chain of custody of its Conflict Minerals is provided below in this Conflict Minerals Report.

Due Diligence Standards

CSCD’s due diligence measures were designed to conform to the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition.

CSCD Conflict Minerals Policy

CSCD has adopted a Conflict Minerals Policy and requires its suppliers to comply with the policy. CSCD’s Conflict Minerals Policy is found on its website at http://www.cmicro.com/company/quality-and-environment and includes the following:

It is CSCD’s intent to ensure that our organization does not aid in funding or enabling any group to oppress others through the manufacturing of our products. This policy fits into our framework of social responsibility as global citizens.

CSCD supports ending violence and human rights violations in the mining of certain minerals from a location described as the “Conflict Countries,” located in the Democratic Republic of the Congo (DRC) and surrounding countries.

CSCD supports the Conflict Minerals Rule passed by Congress to further the humanitarian goal of ending violent conflict in Conflict Countries, where the exploitation and trade of “Conflict Minerals” has partially financed the oppression of people in the DRC and its surrounding countries.

Reasonable Country of Origin Inquiry Description

A material part of CSCD’s due diligence involved the reasonable country of origin inquiry (“RCOI”) required by the Rule. To implement the RCOI, CSCD’s suppliers were engaged to collect information regarding the presence and sourcing of gold, tantalum, tin and tungsten (3TG) used in the products supplied to CSCD. Information was collected and stored using an online platform provided by a third party vendor, Source Intelligence.

Supplier engagement followed these steps:

•	An introduction email was sent to Tier 1 suppliers describing the compliance requirements and requesting conflict minerals information;

•	Following the initial introductions to the program and information request up to 5 reminder emails were sent to each non-responsive supplier requesting survey completion;

•	Suppliers who remained non-responsive to email reminders were contacted by telephone to try and determine the reason for the delay and to provide further assistance for completing the request.

An escalation process was initiated with CSCD for suppliers who continued to be non-responsive after the above contacts were made. The program utilized the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (CMRT) for data collection.

Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted to address issues including incomplete data on CMRT reporting templates, responses that did not identify smelters or refiners for listed metals, and organizations that were identified as smelters or refiners, but not verified as such through further analysis and research.

Results of Inquiry and Due Diligence Efforts

A total of 675 Tier 1 suppliers were identified as in-scope for Conflict Mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. The response rate among these suppliers was 66%. Of these responding suppliers, 61% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to CSCD. The attached reporting year 2015 summary provides detailed information regarding the known and active smelters/refiners reported to be in CSCD’s supply chain. Based on Source Intelligence’s smelter/refiner database, there was an indication of DRC sourcing for 30 out of 371 verified smelters/refiners, with 27 out of those 30 smelters possessing a conflict free certification from an independent organization. CSCD will engage in further risk mitigation and due diligence efforts as described below with an emphasis on those suppliers that either did not report or reported sourcing from one of the 3 smelters not certificated as conflict free.

Future Risk Mitigation and Due Diligence Efforts

The following are some of the steps CSCD is taking to improve the results of its due diligence efforts and mitigate the risk that CSCD’s necessary Conflict Minerals benefit armed groups in the Covered Countries:

•	Continue to educate its suppliers on CSCD’s Conflict Minerals Policy and the need to complete an accurate survey or risk discontinuance.

•	Encourage CSCD’s suppliers to only source Conflict Minerals from smelters or refiners participating in the CFSP or Responsible Gold Guidance Program or comparable programs.

•	Follow up with individual suppliers that might be sourcing from high risk countries through smelters or refiners not participating in the Conflict-Free Smelter Program or Responsible Gold Guidance Program or comparable program.

•	Gather more precise country of origin information, and if any Conflict Minerals come from Covered Countries and the applicable smelter or refiner is not participating in a recognized conflict free compliance program, conduct further due diligence on the source of origin or mine, or consider discontinuing with the supplier sourcing from the non-compliant smelter or refiner.

Reporting year 2015 summary:

Smelter Name	Smelter Country
A.L.M.T. TUNGSTEN Corp.	JAPAN
ACL Metais Eireli	BRAZIL
Advanced Chemical Company	UNITED STATES
Aida Chemical Industries Co., Ltd.	JAPAN
Air Product	FRANCE
Air Products	UNITED STATES
Aktyubinsk Copper Company TOO	KAZAKHSTAN
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Alpha	UNITED STATES
AMG Advanced Metallurgical Group	UNITED STATES
An Thai Minerals Company Limited	VIET NAM
An Vinh Joint Stock Mineral Processing Company	VIET NAM
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Argor-Heraeus SA	SWITZERLAND
Asahi Pretec Corporation	JAPAN
Asahi Refining Canada Limited	CANADA
Asahi Refining USA Inc.	UNITED STATES
Asaka Riken Co., Ltd.	JAPAN
Asia Tungsten Products Vietnam Ltd.	VIET NAM
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Aurubis AG	GERMANY
Avon Specialty Metals Ltd	UNITED KINGDOM
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Bauer Walser AG	GERMANY
Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	CHINA
Best Metais e Soldas SA	BRAZIL
BHP Billiton	AUSTRALIA
Boliden AB	SWEDEN
C. Hafner GmbH + Co. KG	GERMANY
Caridad	MEXICO
CCR Refinery - Glencore Canada Corporation	CANADA
Cendres + Métaux SA	SWITZERLAND
Changsha South Tantalum Niobium Co., Ltd.	CHINA
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Chimet S.p.A.	ITALY
China Nonferrous Metal Mining (Group) Co., Ltd.	CHINA
China Tin Group Co., Ltd.	CHINA

Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Chugai Mining	JAPAN
CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Codelco	Chile
Colonial Metals, Inc	UNITED STATES
Complejo Metalurgico Vinto S.A.	BOLIVIA
Conghua Tantalum and Niobium Smeltry	CHINA
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
CSC Pure Technologies	Russia
CV Ayi Jaya	INDONESIA
CV Duta Putra Bangka	INDONESIA
CV Gita Pesona	INDONESIA
CV Prima Timah Utama	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV Tiga Sekawan	INDONESIA
CV United Smelting	INDONESIA
CV Venus Inti Perkasa	INDONESIA
D Block Metals, LLC	UNITED STATES
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Dayu Weiliang Tungsten Co., Ltd.	CHINA
DODUCO GmbH	GERMANY
Dongguan Qiandao Tin Co., Ltd	CHINA
Dowa	JAPAN
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Duoluoshan	CHINA
E.S.R. Electronics	UNITED STATES
Eco-System Recycling Co., Ltd.	JAPAN
Eldorado Gold Corporation	CANADA
Electroloy Metal Pte	SINGAPORE
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Elemetal Refining, LLC	UNITED STATES
Elmet S.A. de C.V.	MEXICO
Elmet S.L.U. (Metallo Group)	SPAIN
EM Vinto	BOLIVIA
Emirates Gold DMCC	UNITED ARAB EMIRATES
ESG Edelmetall-Service GmbH & Co. KG	GERMANY
Estanho de Rondônia S.A.	BRAZIL
Exotech Inc.	UNITED STATES
F&X Electro-Materials Ltd.	CHINA
Faggi Enrico S.p.A.	ITALY

Feinhutte Halsbrucke GmbH	GERMANY
Fenix Metals	POLAND
Fidelity Printers and Refiners Ltd.	ZIMBABWE
FIR Metals & Resource Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gannon & Scott	UNITED STATES
Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Ganxian Shirui New Material Co., Ltd.	CHINA
Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Geib Refining Corporation	UNITED STATES
Gejiu Fengming Metalurgy Chemical Plant	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Global Advanced Metals Aizu	JAPAN
Global Advanced Metals Boyertown	UNITED STATES
Global Tungsten & Powders Corp.	UNITED STATES
Golden Egret Special Alloy Co. Ltd	CHINA
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Guangdong Jinding Gold Limited	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guangxi Non-ferrous Metals Group Company Limited	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck GmbH	GERMANY
H.C. Starck GmbH Goslar	GERMANY
H.C. Starck GmbH Laufenburg	GERMANY
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES
H.C. Starck Ltd.	JAPAN
H.C. Starck Smelting GmbH & Co.KG	GERMANY
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Heimerle + Meule GmbH	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Heraeus Ltd. Hong Kong	CHINA
Heraeus Materials Technology GmbH & Co. KG	SINGAPORE
Heraeus Precious Metals GmbH & Co. KG	GERMANY
Hi-Temp Specialty Metals, Inc.	UNITED STATES
House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
HuiChang Hill Tin Industry Co., Ltd.	CHINA
Huichang Jinshunda Tin Co. Ltd	CHINA
Huichang Jinshunda Tin Co., Ltd.	CHINA
Hunan Chenzhou Mining Co., Ltd.	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Hydrometallurg, JSC	RUSSIAN FEDERATION
Hyundai-Steel	South Korea
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
Izawa Metal Co., Ltd	JAPAN
Japan Mint	JAPAN
Japan New Metals Co., Ltd.	JAPAN
Jean Goldschmidt International SA	BELGIUM
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Copper Company Limited	CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Tuohong New Raw Material	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Jinlong Copper Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Tanbre Co., Ltd.	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	JAPAN
Kaloti Precious Metals	UNITED ARAB EMIRATES

Kazakhmys Smelting LLC	KAZAKHSTAN
Kazzinc	KAZAKHSTAN
KEMET Blue Metals	MEXICO
KEMET Blue Powder	UNITED STATES
Kennametal Fallon	UNITED STATES
Kennametal Huntsville	UNITED STATES
Kennecott Utah Copper LLC	UNITED STATES
KGHM Polska Miedź Spółka Akcyjna	POLAND
King-Tan Tantalum Industry Ltd.	CHINA
Kojima Chemicals Co., Ltd.	JAPAN
Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Kovohutě Příbram	Czech Republic
Kyrgyzaltyn JSC	KYRGYZSTAN
L’ azurde Company For Jewelry	SAUDI ARABIA
Lingbao Gold Company Limited	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
LSM Brasil S.A.	BRAZIL
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Materials Eco-Refining CO.,LTD	JAPAN
Materion	UNITED STATES
Matsuda Sangyo Co., Ltd.	JAPAN
Melt Metais e Ligas S/A	BRAZIL
Metahub Industries Sdn. Bhd.	MALAYSIA
Metalli Preziosi S.p.A	CHINA
Metallic Resources, Inc.	UNITED STATES
Metallo-Chimique N.V.	BELGIUM
Metallurgical Products India Pvt., Ltd.	INDIA
Metalor Technologies (Hong Kong) Ltd.	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	CHINA
Metalor Technologies SA	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Mineração Taboca S.A.	BRAZIL
Minsur	PERU
Mitsubishi Materials Corporation	JAPAN

Mitsui Mining & Smelting	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MMTC-PAMP India Pvt., Ltd.	INDIA
Moliren Ltd	RUSSIAN FEDERATION
Molycorp Silmet A.S.	ESTONIA
Morris and Watson	NEW ZEALAND
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Niagara Refining LLC	UNITED STATES
Nihon Material Co., Ltd.	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
North American Tungsten	CANADA
Novosibirsk Integrated Tin Works	Russia
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Nui Phao Mining Company Ltd.	Vietnam
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
OJSC Kolyma Refinery	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Operaciones Metalurgical S.A.	BOLIVIA
PAMP SA	SWITZERLAND
PBT	FRANCE
Penglai Penggang Gold Industry Co., Ltd.	CHINA
Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Phoenix Metal Ltd	RWANDA
Phoenix Metal Ltd.	RWANDA
Plansee SE Liezen	AUSTRIA
Plansee SE Reutte	AUSTRIA
Pobedit, JSC	RUSSIAN FEDERATION
POSCO	South Korea
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
PT Alam Lestari Kencana	INDONESIA
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Aries Kencana Sejahtera	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT ATD Makmur Mandiri Jaya	INDONESIA

PT Babel Inti Perkasa	INDONESIA
PT Bangka Kudai Tin	INDONESIA
PT Bangka Prima Tin	INDONESIA
PT Bangka Timah Utama Sejahtera	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT BilliTin Makmur Lestari	INDONESIA
PT Bukit Timah	INDONESIA
PT Cipta Persada Mulia	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT Fang Di MulTindo	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Justindo	INDONESIA
PT Karimun Mining	INDONESIA
PT Kijang Jaya Mandiri	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Panca Mega Persada	INDONESIA
PT Pelat Timah Nusantara Tbk	INDONESIA
PT Prima Timah Utama	INDONESIA
PT Refined Bangka Tin	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Seirama Tin Investment	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sukses Inti Makmur	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Timah (Persero) Tbk Kundur	INDONESIA
PT Timah (Persero) Tbk Mentok	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tirus Putra Mandiri	INDONESIA
PT Tommy Utama	INDONESIA
PT Wahana Perkit Jaya	INDONESIA
Pure Technology	Russia
PX Précinox SA	SWITZERLAND
QuantumClean	UNITED STATES
Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Republic Metals Corporation	UNITED STATES
Resind Indústria e Comércio Ltda.	BRAZIL
RFH Tantalum Smeltry Co., Ltd.	CHINA
Rio Tinto Group	UNITED KINGDOM
Royal Canadian Mint	CANADA
Rui Da Hung	TAIWAN
SAAMP	FRANCE

Sabin Metal Corp.	UNITED STATES
Samduck Precious Metals	KOREA, REPUBLIC OF
SAMWON Metals Corp.	KOREA, REPUBLIC OF
Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
SAXONIA Edelmetalle GmbH	GERMANY
Schone Edelmetaal B.V.	NETHERLANDS
SEMPSA Joyería Platería SA	SPAIN
Senju Metal Industry Co., Ltd.	BOLIVIA
SGS	BOLIVIA
Shandong Gold Mining Co., Ltd.	CHINA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Shenzhen Anchen Tin Co., Ltd	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Singway Technology Co., Ltd.	TAIWAN
So Accurate Group, Inc.	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Soft Metais Ltda.	BRAZIL
Solar Applied Materials Technology Corp.	TAIWAN
Solikamsk Magnesium Works OAO	CHINA
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Sudan Gold Refinery	SUDAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
Super Dragon Technology Co., Ltd.	TAIWAN
T.C.A S.p.A	ITALY
TaeguTec Ltd.	South Korea
Taki Chemicals	JAPAN
Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN
Technic Inc.	UNITED STATES
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Telex Metals	UNITED STATES
Thaisarco	THAILAND
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tokuriki Honten Co., Ltd.	JAPAN
Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Tony Goetz NV	BELGIUM
Torecom	KOREA, REPUBLIC OF
Tranzact, Inc.	UNITED STATES
Treibacher Industrie AG	AUSTRIA
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Ulba Metallurgical Plant JSC	KAZAKHSTAN

Umicore Brasil Ltda.	BRAZIL
Umicore Precious Metals Thailand	THAILAND
Umicore SA Business Unit Precious Metals Refining	BELGIUM
United Precious Metal Refining, Inc.	UNITED STATES
Valcambi SA	SWITZERLAND
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Voss Metals Company, Inc.	UNITED STATES
VQB Mineral and Trading Group JSC	VIET NAM
Western Australian Mint trading as The Perth Mint	AUSTRALIA
White Solder Metalurgia e Mineração Ltda.	BRAZIL
WIELAND Edelmetalle GmbH	GERMANY
Wolfram Bergbau und Hütten AG	AUSTRIA
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	CHINA
Xiamen Tungsten Co., Ltd.	CHINA
Xianghualing Tin Co., Ltd.	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Yamamoto Precious Metal Co., Ltd.	JAPAN
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Yokohama Metal Co., Ltd.	JAPAN
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Yunnan Copper Industry Co., Ltd.	CHINA
Yunnan Tin Group (Holding) Company Limited	CHINA
Zhangyuan Tungsten Co.,Ltd	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zhuzhou Cemented Carbide	CHINA
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA